Exhibit 21.1

List of Subsidiaries

Globant S.A.	Spain	63.63% Globant S.A. (Luxembourg)
12.50% RW Holdings S.à r.l.
23.87% ITO Holdings S.à r.l.
ITO Holdings S.à r.l.	Luxembourg	100% Globant S.A. (Luxembourg)
RW Holdings S.à r.l.	Luxembourg	100% Globant S.A. (Luxembourg)
Software Product Creation S.L.	Spain	100% Globant S.A.
4.0 S.R.L.	Argentina	99.99% Globant S.A.
00.01% Software Product Creation SL
Sistemas Globales Buenos Aires S.R.L.	Argentina	99.99% Globant S.A.
00.01% Software Product Creation SL
Sistemas Colombia S.A.S.	Colombia	99.99% Globant S.A.
00.01% Software Product Creation SL
Globant LLC	USA	100% Globant S.A.
Sistemas Globales Uruguay S.A.	Uruguay	100% Globant S.A.
Sistemas UK Ltda.	England & Wales	100% Globant S.A.
Sistemas Globales Chile Asesorías Ltda.	Chile	95.00% Globant S.A.
05.00% Software Product Creation S.L.
Global Systems Outsourcing S.R.L. de C.V.	Mexico	99.96% Globant S.A.
00.04% 4.0 SRL
Globant Brasil Participacoes Ltda.	Brazil	99.99% Globant S.A.
00.01% Software Product Creation SL
IAFH Global S.A.	Argentina	95.00% Sistemas Globales Buenos Aires S.R.L.
05.00% 4.0 SRL
Sistemas Globales S.A.	Argentina	95.00% Sistemas Globales Buenos Aires S.R.L.
05.00% 4.0 SRL
Terraforum Consultoria Ltda.	Brazil	99.99% Globant Brasil Participacoes Ltda.
00.01% Software Product Creation SL